UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): April 30, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On April 30, 2007, CytRx Corporation entered into a Contribution Agreement with its majority-owned subsidiary, RXi Pharmaceuticals Corporation, or RXi. Under the Contribution Agreement, CytRx contributed to RXi $17.0 million in order to satisfy RXi’s initial funding requirements under its various agreements with the University of Massachusetts Medical School, or UMMS. In exchange for the contribution, RXi issued to CytRx shares of common stock of RXi sufficient to increase CytRx’s ownership to approximately 89.4% of the outstanding RXi shares as of April 30, 2007. CytRx’s percentage ownership does not give effect to any shares to be issued to UMMS by RXi as described below. RXi used a portion of the initial funding provided by CytRx to reimburse CytRx an estimated amount of $2.0 million for organizational and operational expenses incurred by us in connection with the formation, initial operations and funding of RXi, which amount is subject to adjustment in 30 days upon determination of the final, reimbursable amount.
     In the Contribution Agreement, RXi agrees, subject to certain limitations, that if at any time the RXi common stock is registered under the Securities Exchange Act of 1934, RXi will, at CytRx’s request, file up to two registration statements under the Securities Act of 1933 covering the resale by CytRx of its RXi shares. CytRx also will be entitled to include its RXi shares in any registration statement filed by RXi with respect to resales of securities by RXi’s other security holders.
     As a result of the completion of RXi’s initial funding, RXi is obliged under its license and other agreements with UMMS to pay UMMS fees totaling $275,000 and to issue to UMMS a total of $2,400,000 of shares of RXi common stock that will be valued for this purpose based upon the valuation of RXi relating to the funding provided by CytRx.
     As previously reported, CytRx has agreed with UMMS and the other current stockholders of RXi that CytRx will reduce its ownership interest in RXi to less than a majority of RXi’s capital stock as soon as reasonably practicable. In order to do so, RXi intends to file a Form 10 with the Securities and Exchange Commission in the coming weeks, and conditional upon the effectiveness of the Form 10, CytRx intends to make a dividend of a portion of its RXi shares to CytRx stockholders so that, after such dividend, CytRx will no longer own a majority of RXi. Any future dividend to CytRx stockholders of RXi shares would be subject to the approval of the CytRx board of directors and to compliance with SEC rules and the requirements of the Delaware General Corporation Law, and there is no assurance as to the timing or amount of such dividend or distribution.
     CytRx’s press release relating to the signing of the Contribution Agreement is attached as Exhibit 99.1 to this Report and incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(c)	Exhibits.
     There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ Matthew Natalizio
Matthew Natalizio
Chief Financial Officer

Dated: May 1, 2007

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by CytRx Corporation on May 1, 2007.

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